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                                                                   EXHIBIT 21.01


                              LIST OF SUBSIDIARIES

ENTITY                                       JURISDICTION OF INCORPORATION
------                                       -----------------------------
Ocular Sciences Puerto Rico, Inc.            Delaware

Ocular Sciences Canada, Inc.                 Province of New Brunswick

Ocular Sciences Limited                      United Kingdom
(formerly Precision Lens
Laboratories Ltd.)

Ocular Sciences Hungary Ltd.                 Budapest, Hungary

Precision Lens Manufacturing and             Barbados
Technology, Inc.

Ocular Sciences Australia, Inc.              Australia